Sequential Brands Group Announces First Quarter Results

NEW YORK, May 1-- Globe Newswire -- Sequential Brands Group, Inc. (OTC: SQBG) (“Sequential” or the “Company”) today announced financial results for the first quarter ended March 31, 2013.

First Quarter 2013 Results (See attached table for reconciliation of GAAP to non-GAAP measures):

Total revenue from continuing operations for the three months ended March 31, 2013 increased 54% to approximately $1.6 million, as compared to approximately $1.1 million, in the prior year quarter.

The Company incurred certain costs in the quarter that are either not representative of the Company’s ongoing business or are unusual in nature, including: (i) a loss from discontinued operations related to the wind down of the Heelys legacy operating business totaling $3.9 million; (ii) deal related costs incurred in connection with the Heelys, Ellen Tracy and Caribbean Joe acquisitions that closed in the quarter totaling $2.4 million; (iii) non-cash tax expense of $2.3 million; and (iv) non-cash interest expense of $11.6 million related to the conversion of the Tengram Convertible Notes to equity.

Therefore, on an adjusted non-GAAP basis, without giving effect to the unusual loses, taxes, costs and expenses noted above, the Company’s net loss was approximately $1.4 million, or approximately $0.20 per share, for the three months ended March 31, 2013, as compared to net loss of approximately $0.1 million, or approximately $0.03 per share, in the prior year quarter.

The Company’s wind down costs of $3.9 million, which are included in discontinued operations, relate to the Heelys legacy operating business, and were an anticipated cost of acquisition. The cost of the wind down will be offset by the cash the Company is expected to generate from the liquidation of the net assets that were acquired in connection with the acquisition.

The non-cash tax expense of $2.3 million is related to the deferred tax expense created by the amortization of certain trademarks for tax, but not book purposes. Although the Company will continue to recognize deferred tax expense in the normal course of business, it is unusual for a company to have a material non-cash tax expense in a quarter that it is reporting a loss.

The non-cash interest expense of $11.6 million is a result of the amortization of the remaining debt discount of $11.0 million and deferred finance fees of $0.6 million recorded in connection with the Tengram Convertible Notes. The debt discount was a result of the beneficial conversion feature the Company recorded at the inception of the Tengram Convertible Notes, which were not issued at an actual cash discount to the face amount of the notes.

Net loss on a GAAP basis was approximately $21.5 million for the three months ended March 31, 2013, or $2.96 per share, as compared to approximately $0.4 million, or approximately $0.18 per share, in the prior year quarter.

Gary Klein, Sequential’s CFO, stated, “Our financial results for the first quarter are not reflective of our business going forward as they do not include any revenue and benefit related to the Ellen Tracy and Caribbean Joe acquisitions, which closed on the last day of the quarter, and include only two months of revenue related the Heelys acquisition, which closed on January 24th of this year. We expect our margins and profitability to improve for the balance of the year as we begin to recognize the revenues associated with these acquisitions. Furthermore, we expect the revenue to be weighted to the fourth quarter as a normal reflection of the timing of our licensees’ businesses.”

Yehuda Shmidman, Sequential’s CEO, commented, “We are very pleased with Sequential’s start to 2013. In the first quarter, we strengthened our balance sheet with an equity raise, we doubled our portfolio with the acquisition of three new brands, and we overhauled our internal brand management team. Looking ahead, Sequential’s six brands are expected to generate close to $25 million of royalty revenue on a twelve-month forward looking basis from over 50 licensees. With this core brand management platform in place, we are optimistic about our opportunities to grow our portfolio both organically and through new brand acquisitions.” Mr. Shmidman added, “Sequential has gone through a complete transformation over this past year, and with that process now fully behind us, we are truly excited about our future ahead as a leading brand management organization.”

See reconciliation tables below for non-GAAP metrics. These non-GAAP metrics may be inconsistent with similar measures presented by other companies and should only be used in conjunction with our results reported according the U.S. GAAP. Any financial measure other than those prepared in accordance with U.S. GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands that presently include William Rast®, People's Liberation®, DVS®, Heelys®, Caribbean Joe® and Ellen Tracy®. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and in certain international territories. For more information, please visit Sequential's corporate website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements (“forward-looking statements”) that involve risks and uncertainties. For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. When used in this press release and in documents referenced herein, forward-looking statements include, without limitation, statements regarding our expectations, beliefs or intentions that are signified by terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions; however, such statements are subject to certain risks, uncertainties and other factors. Our actual results may differ materially from those anticipated in any forward-looking statements due to known and unknown risks, uncertainties and other factors. The section entitled “Risk Factors” set forth in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012 and in similar discussions in our other Securities and Exchange Commission filings, discuss some of the important risks, uncertainties and other factors that may affect our business, results of operations and financial condition. The Company’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Sequential Brands Group, Inc.

Gary Klein, Chief Financial Officer

646-564-2577

gklein@sequentialbrandsgroup.com

ICR

Rachel Schacter/John Rouleau

203-682-8200

Rachel.schacter@icrinc.com

Condensed Consolidated Income Statements:

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2013	2012

Licensing and other revenue	$1,629	$1,055
Operating expenses	5,365	959
Loss from operations	(3,736)	96
Interest expense, net	11,617	144
Loss before income taxes	(15,353)	(48)
Provision for (benefit from) income taxes	2,264	10
Loss from continuing operations	(17,617)	(58)
Loss from discontinued operations	(3,865)	(371)
Net Loss	(21,482)	(429)
Noncontrolling interest	(26)	-
Net loss attributable to common stockholders	$(21,508)	$(429)

Basic and diluted loss per share:
Continuing operations	$(2.43)	$(0.02)
Discontinued operations	(0.53)	(0.15)
Attributable to common shareholders	$(2.96)	$(0.18)
Basic and diluted weighted average common shares outstanding	7,268	2,400

Select Balance Sheet Items:

(in thousands)

	March 31, 2013	Dec. 31, 2012

Total Assets	$118,899	$8,976
Total Liabilities	$82,930	$9,024
Total Stockholders’ Equity / (Deficiency)	$35,969	$(48)

(Loss)/Income and EPS Reconciliations:

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2013	2012

Non-GAAP net loss (1)	$(1,408)	$(58)

GAAP net loss	$(21,508)	$(429)

Adjustments:
Loss from discontinued operations (a)	3,865	371
Deal costs (b)	2,357	-
Non-cash income tax related to the amotization of intangibles (c)	2,264	-
Non-cash interest related to beneficial conversion feature (d)	11,614	-
Total non-GAAP adjustments	20,100	371

Non-GAAP net loss (1)	$(1,408)	$(58)

	(Unaudited)
	Three Months Ended March 31,
	2013	2012

Non-GAAP net loss per share (1)	$(0.20)	$(0.03)

GAAP net loss per share	$(2.96)	$(0.18)

Adjustments:
Loss from discontinued operations (a)	0.53	0.15
Deal costs (b)	0.32	-
Non-cash income tax related to the amotization of intangibles (c)	0.31	-
Non-cash interest related to beneficial conversion feature (d)	1.60	-
Total non-GAAP adjustments	2.76	0.15

Non-GAAP net loss per share (1)	$(0.20)	$(0.03)

(1)	Non-GAAP net loss and non-GAAP net loss per share are non-GAAP financial measures which represent net loss excluding discontinued operations, deal costs, and non-cash and/or certain items. The Company believes non-GAAP financial measures are useful in evaluating its financial condition and results of operations.

(a)	Represents the wind down of the Heelys legacy operating business

(b)	Represents deal related costs related to the Heelys, Ellen Tracy and Caribbean Joe acquisitions

(c)	Represents the non-cash deferred tax liability the company recognizes as it amortizes certain trademarks for tax, but not book purposes.

(d)	Represents one-time non-cash interest charges related to the conversion of the Tengram convertible notes to equity